Exhibit 99.1

NEWS RELEASE For Immediate Release Contact: Julie Blystone Toll free office: (800) 200-4848 Fax : (608) 664-3882 Email: jdblysto@renlearn.com

2911 Peach Street • P.O. Box 8036 • Wisconsin Rapids, WI 54495-8036

RENAISSANCE LEARNING ANNOUNCES EXECUTIVE RESIGNATION

WISCONSIN RAPIDS, Wis., – January 16, 2006 – Renaissance Learning™, Inc., (Nasdaq: RLRN), provider of computerized assessment and progress monitoring tools for pre-K–12 schools, announced today that Steven A. Schmidt, Senior Vice President of Administration and Operations, has resigned from the Company in order to take a position with a software company in the financial services industry.  Mr. Schmidt had been Chief Financial Officer from 1999 until November 2004 when Mary T. Minch was named Chief Financial Officer and Secretary.

Renaissance Learning, Inc.

Renaissance Learning, Inc. is a leading provider of computerized assessment and progress monitoring tools for pre-K-12 schools and districts. Renaissance Learning products give students and teachers continuous feedback to inform instruction and help teachers and administrators motivate students, dramatically accelerate learning, and improve test scores. Renaissance Learning has seven U.S. locations and subsidiaries in Australia, Canada, India and the United Kingdom.

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